Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To: the Supervisory Board and shareholders of ASML Holding N.V.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2016, relating to the financial statements of ASML Holding N.V. and subsidiaries for the year ended December 31, 2015, appearing in the Annual Report on Form 20-F of ASML Holding N.V. for the year ended December 31, 2017.

/s/ Deloitte Accountants B.V.

Eindhoven, The Netherlands

September 21, 2018